UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                June 2, 2014

OCEANEERING INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10945 (Commission File Number)	95-2628227 (IRS Employer Identification No.)

11911 FM 529 Houston, TX (Address of principal executive offices)	77041 (Zip Code)

Registrant's telephone number, including area code: (713) 329-4500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01    Regulation FD Disclosure.

On June 3, 2014, M. Kevin McEvoy, our President and Chief Executive Officer, will meet with institutional investors at the RBC Capital Markets Global Energy Conference in New York, NY. Interested parties may view the handout for the institutional investor meetings by using the Investor Relations link at Oceaneering's website, www.oceaneering.com, beginning on June 2, 2014 at approximately 4:00 p.m. Central Daylight Savings Time.
The handout includes a reconciliation of the non-GAAP term EBITDA used therein.
The information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Please note that certain information contained in the handouts and presentation are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 and are subject to the "Safe Harbor" provisions of those statutes. Forward-looking statements are generally accompanied by words such as "estimate," "project," "predict," "believe," "expect," "anticipate," "plan," "guidance," "forecast," "budget," "goal" or other words that convey the uncertainty of future events or outcomes. Among other items, the forward-looking statements in the handouts for the presentation and accompanying prepared statements include:

•	Our belief that Oceaneering International, Inc.:

▪	is leveraged to deepwater and subsea completion activities, which offer excellent secular growth prospects;

▪	is a market leader in providing ROV services and specialty subsea products;

▪	has a good project execution track record; and

▪	has excellent earnings, liquidity and cash flow;

•	Our belief that deepwater projects:

▪	generally take years to develop;

▪	involve largely oil prospects with high production flow rates;

▪	are primarily undertaken by well-capitalized customers; and

▪	investment is predicated on long-term commodity price assumptions;

•	Our assertion that we are the world's largest provider of ROV services to the oil and gas industry, with a fleet 75% bigger than the second-largest service provider;

•
Our expectation that we will add about 30 to 35 ROVs in 2014, with 16 to 21 during the remaining three quarters of 2014, and we will continue to retire older systems as they reach the end of their useful lives;

•
Our assertion that we are the primary provider of ROV drill support services, as at the end of March 2014 we had ROVs on 59% of the contracted floating rigs, 69% of the newer "high spec" rigs, and 79% of the "high spec" rigs other than those contracted to Petrobras in Brazil;

•	Our expectation that our 2014 earnings per share will be in the range of $3.90 to $4.10:

•
Our anticipation that in 2014 there will be continued global demand growth for our services and products to support deepwater drilling, field development, and inspection, maintenance and repair activities;

•	Our anticipation that all of our oilfield operating segments will have higher operating income in 2014 compared to 2013, with:

▪	ROVs on greater worldwide service demand to support drilling and vessel-based projects;

▪	Subsea Products on higher demand for each of our major product lines;

▪	Subsea Projects on growth in deepwater service activity; and

▪	Asset Integrity on increased demand for our services;

•	Our anticipated 2014 EBITDA of at least $850 million;

•	Our belief that our liquidity and projected cash flow provide us with ample resources to invest in our growth;

•	Our belief that deepwater:

▪	should continue to be of the best secular growth prospects in the industry; and

▪	drilling intensity, or rig time per deepwater well, is on the rise;

•	Our belief that our five-year outlook is very good as we anticipate global demand growth for our services and products to support our customers' evolving and growing deepwater operations;

•
Our belief that floating rig demand is the primary market indicator for deepwater subsea activities, as rig activity drives demand for ROVs in the exploration phase; and then drilling success drives demand for ROVs to support vessel-based activities and the subsea hardware that we manufacture;

•	Our assumption that 95 floating drilling rigs on order at the end of March 2014 are expected to be delivered through 2018;

•
Our projection that floating rig demand, based on a forecast from IHS Petrodata regarding future rig deliveries, 90% rig fleet utilization, and the assumption that 10 older rigs are retired each year, could grow by over 45 rigs, or 17%, by the end of 2018, and the average rig demand for the five-year period ending 2018 may grow by 30%, or 75 rigs, compared to the preceding five-year period ending 2013;

•
Our belief that growth in drilling will drive demand for our ROV services and associated tooling we provide to support drilling operations, and growth in drilling has significant implications for future growth of deepwater field development activity and follow on life-of-field maintenance work, and that this activity progression should further increase demand for our ROVs on vessels, and our Subsea Products and Subsea Projects businesses;

•
Our determination that the faster pace of ROV supply growth versus floating drilling rigs is attributable to an increased use of ROVs on vessels to install and service the growing subsea infrastructure;

•
Our analysis that, if the recent trend of 2.9 ROVs per floating rig persists and, depending on actual floating rig demand through 2018, demand for ROVs to support vessel-based activities may eventually grow by 85 to 180 vehicles;

•	Our belief there is an ample backlog of deepwater discoveries available to be developed;

•	Our belief that given:

▪	the projected need for future oil supply from deepwater;

▪	the level of offshore construction backlog;

▪	the backlog of deepwater discoveries; and

▪	the forecasted increase in deepwater spending,
an increase in deepwater field development and subsequent inspection, maintenance and repair activity over the next five years looks very promising, and should result in higher demand for our subsea products and ROVs to go on vessels;

•	Our belief that the non-Brazilian market drives demand for most of the products we offer;

•	Our belief that subsea tree installations outside of Brazil matter most to us, as these lead to connection hardware sales and demand for tooling and vessel-based ROV services;

•
Our belief that the projected rise in tree installations and the growing level of subsea completions in service will act as catalysts for the further growth of our Subsea Products and Subsea Projects operations and profits;

•	Our belief that some deepwater projects over the next five years may continue to experience the same major issues they have in the past:

▪	cost overruns;

▪	production start-up delays; and

▪	technical challenges;

•
Our belief that, notwithstanding the aforementioned issues, the sheer volume of work being considered will carry the day and there will likely be a meaningful uptick in deepwater activity over the next five years;

•	Our belief that we are well positioned to participate in this growth;

•	Our belief we are leveraged to participate in the growth of deepwater and subsea completion activity;

•	Our belief that we will have record earnings per share in 2014, and our five-year outlook appears very promising;

•	Our belief that we have excellent earnings prospects and the financial resources to continue investing for growth and to fund our dividend and share repurchase programs; and

•	Our projected EBITDA low and high estimates for 2014 in the EBITDA Reconciliation to Net Income in the Supplemental Financial Information.

These forward-looking statements are based on our current information and expectations that involve a number of risks, uncertainties, and assumptions. Among the factors that could cause the actual results to differ materially from those indicated in the forward-looking statements are:

•	worldwide demand for oil and gas;

•	general economic and business conditions and industry trends;

•	delays in deliveries of deepwater drilling rigs;

•	delays in deepwater development activities;

•	the ability of the Organization of Petroleum Exporting Countries, or OPEC, to set and maintain production levels;

•	the level of production by non-OPEC countries;

•	the ability of oil and gas companies to generate funds for capital expenditures;

•	domestic and foreign tax policy;

•	laws and governmental regulations that restrict exploration and development of oil and gas in various offshore jurisdictions;

•	technological changes;

•	the political environment of oil-producing regions;

•	the price and availability of alternative fuels; and

•	overall economic conditions.

Should one or more of these risks or uncertainties materialize, or should the assumptions underlying the forward-looking statements prove incorrect, actual outcomes could vary materially from those indicated. For additional information regarding these and other factors that could cause our actual results to differ materially from those expressed in our forward-looking statements, see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2013 and our subsequent Quarterly Reports on Form 10-Q.

Except as required by applicable law, we do not undertake any obligation to update or revise any of our forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCEANEERING INTERNATIONAL, INC.

Date:	June 2, 2014	By:	/S/ ROBERT P. MINGOIA
Robert P. Mingoia
Vice President and Treasurer

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